Exhibit 10.04

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made as of March 23, 2017 (the “Agreement Date”) by and between ACM Research, Inc. (“ACM”) and Shanghai Science and Technology Venture Capital Co., Ltd. (“SSTVC”).

WHEREAS, ACM desires to sell, and SSTVC desires to purchase, on the terms set forth herein, a total of 4,998,508 shares of Series E Preferred Stock of ACM, US$0.0001 par value per share (the “Shares”);

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the Required Approval described herein, ACM and SSTVC agree as follows:

1. Shares.

1.1 Purchase Price. ACM shall sell all of the Shares to SSTVC for an aggregate purchase price, payable in US$, equal to the product of RMB40,000,000 multiplied by the average of the RMB-to-US$ exchange rates, as reported by safe.gov.cn, for the three business days immediately preceding the date of the Closing (as defined below).

1.2 Preclosing Approval. The parties acknowledge and agree that the purchase and sale of the Shares in accordance with the terms of this Agreement is subject to the receipt by SSTVC of approval of, and consent to, the issuance and sale of the Shares and the transfer of the purchase price therefor by all relevant authorities of the People’s Republic of China (the “Required Approval”). SSTVC shall use it best efforts to obtain the Required Approval as promptly as practicable. If the Required Approval is not obtained within three months after the Agreement Date, both parties shall agree in a written document on whether this Agreement shall be extended and the new expiration date. If the Required Approval is not obtained by the later of three months after the Agreement Date and the new expiration date so agreed upon by the parties, this Agreement shall be considered void and without further effect or enforceability by either party as soon as ACM becomes public.

1.3 Closing; Delivery.

(a) Subject to the satisfaction of each of the conditions set forth in Sections 1.4 and 1.5, the purchase and sale of the Shares (the “Closing”) shall take place at the corporate headquarters of ACM at such time and on such date after, and subject to, the receipt of the Required Approval, as SSTVC and ACM mutually agree upon, but in no event later than thirty days following the date on which the Required Approval is received.

(b) At the Closing, ACM shall deliver to SSTVC a certificate evidencing the Shares, free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind or nature (“Encumbrances”), against payment at the Closing of the aggregate purchase price set forth in Section 1.1 by transmission of a wire transfer to a bank account designated by ACM.

1.4 Conditions to SSTVC’s Obligations at Closing. The obligation of SSTVC to purchase the Shares from ACM at the Closing is subject to the fulfillment, on or before the date of the Closing, of each of the following conditions, unless otherwise waived:

(a) The representations and warranties of ACM contained in Section 2 shall be true and correct in all respects as of the Closing.

(b) ACM shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by ACM as of or before the Closing.

(c) The Required Approval and all authorizations, approvals or permits of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Subsidiary Shares pursuant to this Agreement shall be obtained and effective as of the Closing.

(d) ACM shall have executed and delivered an adoption agreement of SSTVC (the “RRA Adoption Agreement”) with respect to the Registration Rights Agreement by and among ACM and certain of its stockholders, pursuant to which RRA Adoption Agreement SSTVC shall become a “Holder” under such Registration Rights Agreement with respect to the Shares.

1.5 Conditions to ACM’s Obligations at Closing. The obligation of ACM to sell the Shares to SSTVC at the Closing is subject to the fulfillment, at or before the Closing, of each of the following conditions, unless otherwise waived:

(a) The representations and warranties of SSTVC contained in Section 2 shall be true and correct in all material respects as of the Closing.

(b) SSTVC shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by SSTVC as of or before the Closing.

(c) The Required Approval and all other authorizations, approvals or permits of any governmental authority or regulatory body that are required in connection with the lawful purchase and sale of the Subsidiary Shares pursuant to this Agreement shall be obtained by SSTVC and effective as of the Closing.

2. Representations and Warranties of ACM. ACM hereby represents and warrants to SSTVC, as of the date hereof and as of the Closing, as follows:

2.1 Authorization. All corporate action required to be taken to authorize ACM to enter into and perform this Agreement, including authorization of the execution of the RRA Adoption Agreement, has been taken as of the date of this Agreement and shall remain in effect as of the Closing. Each of this Agreement and the Registration Rights Agreement constitutes as of the date of this Agreement, and shall constitute as of the Closing, a valid and legally binding obligation of ACM, enforceable against ACM in accordance with its respective terms except as limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (b) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

2.2 Capitalization. As of March 1, 2017, the capital stock of ACM consisted of 130,110,529 shares designated as three classes, each having a par value of $0.0001 per share, as follows:

(a)	100,000,000 shares were designated as Class A Common Stock, of which 8,031,820 shares were issued and outstanding;

(b)	7,303,533 shares were designated as Class B Common Stock, of which 7,229,148 shares were issued and outstanding; and

(c)	22,797,996 shares of Preferred Stock, of which (i) 385,000 shares were designated as Series A Preferred Stock, all of which were issued and outstanding; (ii) 1,572,000 shares were designated as Series B Preferred Stock, all of which were issued and outstanding; (iii) 1,400,000 shares were designated as Series C Preferred Stock, 1,360,962 shares of which were issued and outstanding; (iv) 4,800,000 shares were designated as Series D Preferred Stock, 1,326,642 shares of which were issued and outstanding, (v) 10,718,530 shares were designated as Series E Preferred Stock, none of which were issued or outstanding; and (vi) 6,000,000 shares were designated as Series F Preferred Stock, 3,663,254 shares of which were issued and outstanding.

The issuance and sale of the Shares pursuant to this Agreement will not result in any anti-dilutive adjustment to the conversion price of any series of preferred stock of ACM.

2.3 Governmental Consents and Filings. Assuming the accuracy of the representations made by SSTVC in Section 3, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority of the United States of America is required on the part of ACM in connection with the issuance of the Shares, except for any filings made pursuant to the U.S. Securities Act of 1933, which will be made by ACM in a timely manner.

2.4 Compliance with Other Instruments. ACM is not in violation or default (a) of any provision of its certificate of incorporation or bylaws, (b) of any instrument, judgment, order, writ or decree, (c) under any note, indenture or mortgage, or (d) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound, or, to its knowledge, of any provision of U.S. federal or state statute, rule or regulation applicable to ACM, the violation of which would have a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property or operating results of ACM. The execution, delivery and performance of this Agreement and the consummation of the transaction contemplated by this Agreement will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement or (ii) an event that results in the creation of any lien, charge or encumbrance upon any assets of ACM or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to ACM.

2.5 Legal Proceedings. There are no actions, suits, claims, investigations or other legal proceedings pending or, to the knowledge of ACM, threatened against or by ACM that challenge or seek to prevent, enjoin or otherwise delay the transaction contemplated by this Agreement.

2.6 Intellectual Property. ACM owns or possesses or believes it can acquire on commercially reasonable terms sufficient legal rights to all ACM Intellectual Property (as defined below) without any known conflict with, or infringement of, the rights of others. To the knowledge of ACM, no product marketed or sold (or proposed to be marketed or sold) by ACM violates or will violate any license or infringes or will infringe any intellectual property rights of any other party. Other than with respect to commercially available software products under standard end-user object code license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the ACM Intellectual Property, nor is ACM bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other Person. For purposes of this Section 2.6, ACM shall be deemed to have “knowledge” of a patent right if ACM has actual knowledge of the patent right or would be found to be on notice of such patent right as determined by reference to United States patent laws. “ACM Intellectual Property” means all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, mask works, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in to and under any of the foregoing, and any and all such cases that are owned or used by ACM in the conduct of ACM’s business as now conducted.

2.7 Permits. ACM has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of ACM and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. ACM is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

3. Representations and Warranties of SSTVC. SSTVC hereby represents and warrants to ACM, as of the date hereof and as of the Closing, as follows:

3.1 Authorization. All corporate action required to be taken to authorize SSTVC to enter into and perform this Agreement has been taken as of the date of this Agreement and shall remain in effect as of the Closing. This Agreement constitutes as of the date hereof, and this Agreement shall constitute as of the Closing, a valid and legally binding obligation of SSTVC, enforceable against SSTVC in accordance with its respective terms except as limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (b) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.2 Governmental Consents and Filings. Except for the Required Approval (which shall have been obtained by SSTVC if the Closing is held), no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any national, provincial or local governmental authority of the People’s Republic of China is required on the part of SSTVC as of the Closing, in connection with the transaction contemplated by this Agreement.

3.3 Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transaction contemplated by this Agreement will not result in any violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either:

(a)	default (i) of any provision of its formation document or bylaws, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, or (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound, or, to its knowledge, of any provision of any national, provincial or local governmental authority of the People’s Republic of China applicable to SSTVC; or

(b)	an event that results in the creation of any lien, charge or encumbrance upon any assets of SSTVC or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to SSTVC.

3.4 Legal Proceedings. There are no actions, suits, claims, investigations or other legal proceedings pending or, to the knowledge of SSTVC, threatened against or by SSTVC that challenge or seek to prevent, enjoin or otherwise delay the transaction contemplated by this Agreement.

3.5 Purchase Entirely for Own Account. SSTVC is acquiring the Shares for investment for its own account, not as a nominee or agent and not with a view to the resale or distribution of any interest in the Shares. SSTVC has no present intention of selling, granting any participation in or otherwise distributing any interest in the Shares. SSTVC does not presently have any contract, undertaking, agreement or arrangement with any individual or entity to sell, transfer or grant participations to either such individual or entity or any third party, with respect to the Shares.

3.6 Disclosure of Information. SSTVC has had an opportunity to discuss with ACM’s management ACM’s business, management and financial affairs and the terms and conditions of the offering of the Shares, and SSTVC has had an opportunity to review ACM’s facilities. The foregoing, however, does not limit or modify the representations and warranties of ACM in Section 2 or the right of SSTVC to rely thereon.

3.7 Restricted Securities. SSTVC understands that the Shares have not been, and will not be, registered under the U.S. Securities Act, by reason of a specific exemption from the registration provisions of the U.S. Securities Act that depends upon, among other things, the bona fide nature of the investment intent and the accuracy of SSTVC’s representations as expressed in this Section 3. SSTVC understands that the Shares are, and the shares of Class A Common Stock (“Conversion Shares”) issuable upon conversion of the Shares will be, “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to those laws, SSTVC must hold the Shares and the Conversion Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available, including a transfer outside of the United States in an offshore transaction in compliance with Rule 904 under the U.S. Securities Act of 1933 (if applicable). SSTVC acknowledges that ACM has no obligation to register or qualify for resale the Shares or, except as set forth in the Registration Rights Agreement referenced above, the Conversion Shares. SSTVC further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including the time and manner of sale, the holding period for the Shares or the Conversion Shares, and on requirements relating to ACM that are outside of SSTVC’s control and that ACM is under no obligation, and may not be able, to satisfy.

3.8 No Public Market. SSTVC understands that (a) no public market now exists for the Shares or the Conversion Shares, (b) ACM has made no assurances that a public market will ever exist for the Shares or the Conversion Shares and (c) the Shares and the Conversion Shares may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons.

3.9 Legends. SSTVC understands that the Shares and the Conversion Shares may be notated with the following legend, together with any other legend required by the securities laws of any state to the extent such laws are applicable to the Shares or the Conversion Shares represented by the certificate, instrument, or book entry so legended:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AND (A) HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING

THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE US. SECURITIES ACT OF 1933. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO ACM RESEARCH, INC. THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE U.S. SECURITIES ACT OF 1933.”

3.10 Investor Status. SSTVC (a) is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the U.S. Securities Act of 1933 or (b) is not a U.S. person as defined in Regulation S under the U.S. Securities Act of 1933 and the Shares have not been offered or sold within the United States as defined under the U.S. Securities Act of 1933. SSTVC has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to receive the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares, and (v) SSTVC’s receipt and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of SSTVC’s jurisdiction.

3.11 No General Solicitation. Neither SSTVC, nor any of its officers, directors, employees, agents, stockholders or partners, has either directly or indirectly (a) engaged in any general solicitation or (b) published any advertisement in connection with the offering and issuance of the Shares.

4. Miscellaneous.

4.1 Survival. Unless otherwise set forth in this Agreement, the representations and warranties of each party contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the other party.

4.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.3 Governing Law. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware.

4.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

4.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.6 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt and: (a) personal delivery to the party to be notified; (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day; (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on the signature page, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 4.6. If notice is given to ACM, a copy shall also be sent to Mark L. Johnson at K&L Gates LLP, State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.

4.7 Attorneys’ Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

4.8 Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of SSTVC and ACM.

4.9 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

4.10 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to either party under this Agreement, upon any breach or default of the other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of either party of any breach or default under this Agreement, or any waiver on the part of either party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to either party, shall be cumulative and not alternative.

4.11 Entire Agreement. This Agreement, together with the Registration Rights Agreement and the Shares, constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

4.12 Agreement Translations. This Agreement is drafted and executed by the parties in both English and Chinese. To the best of both parties’ knowledge, the terms of the English agreement and the Chinese agreement are consistent.

4.13 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to Singapore International Arbitration Centre for the purpose of any dispute arising out of or based upon this Agreement; and (b) agree not to commence any suit, action, dispute or other proceeding arising out of or based upon this Agreement except in Singapore International Arbitration Centre in accordance with the preceding clause (a).

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ACM RESEARCH, INC.

By:	/s/ Hui Wang

Name: HUI WANG

Title: President and CEO

Address: 42307 Osgood Road, Suite I Fremont, CA 94539 USA

SHANGHAI SCIENCE AND TECHNOLOGY VENTURE CAPITAL CO., LTD.

By:	/s/ Weiguo Shen

Name: Weiguo Shen

Title:

Address: 1634 Huaihai Rd. (C) Shanghai, Zip 200031 P. R. China

Signature page to Securities Purchase Agreement

AMENDMENT TO SECURITIES PURCHASE AGREEMENT

THIS AMENDMENT dated July 27, 2017 is entered into with respect to the Securities Purchase Agreement dated as of March 23, 2017 by and between ACM Research, Inc. and Shanghai Science and Technology Venture Capital Co., Ltd. (the “Prior Agreement”).

The parties agree as follows:

1. Section 1.1 of the Prior Agreement is hereby amended by deleting the existing text in its entirety and replacing it with the following:

“1.1 Purchase Price. ACM shall sell all of the Shares to SSTVC for the lower of the following aggregate purchase prices, payable in US$: 1) US$5,800,000.00, or 2) US$ amount equal to the product of RMB40,000,000 multiplied by the actual RMB-to-US$ exchange rate when SSTVC wires the fund.”

2. Except as set forth in Section 1 of this Amendment, the terms of the Prior Agreement shall remain in full force and effect.

3. This Amendment may be executed in counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

4. This Amendment is drafted and executed by the parties in both English and Chinese. To the best of both parties’ knowledge, the terms of the English agreement and the Chinese agreement are consistent.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ACM RESEARCH, INC.

By:	/s/ Hui Wang
Name: HUI WANG
Title: President and CEO

SHANGHAI SCIENCE AND TECHNOLOGY VENTURE CAPITAL CO., LTD.

By:	/s/ Weiguo Shen
Name: Weiguo Shen
Title:

SECOND AMENDMENT TO SECURITIES PURCHASE AGREEMENT

Reference is hereby made to that certain Securities Purchase Agreement dated as of March 23, 2017 by and between ACM Research, Inc. and Shanghai Science and Technology Venture Capital Co., Ltd., as amended by that certain Amendment to Securities Purchase Agreement dated July 27, 2017 (the “Prior Agreement”), the parties agree as follows:

The parties to the Prior Agreement agree as follows:

1. Section 1.3(a) of the Prior Agreement is hereby amended by deleting the existing text in its entirety and replacing it with the following:

“(a) Subject to the satisfaction of each of the conditions set forth in Sections 1.4 and 1.5, the purchase and sale of the Shares (the “Closing”) shall take place at the corporate headquarters of ACM on August 31, 2017 (or at such later date and time as such parties mutually agree).”

2. Except as set forth in Section 1 of this Amendment, the terms of the Prior Agreement shall remain in full force and effect.

3. This Amendment may be executed in counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

4. This Amendment is drafted and executed by the parties in both English and Chinese. To the best of both parties’ knowledge, the terms of the English agreement and the Chinese agreement are consistent.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ACM RESEARCH, INC.

By:	/s/ David H. Wang

Name:	David H. Wang
Title:	President and Chief Executive Officer

SHANGHAI SCIENCE AND TECHNOLOGY VENTURE CAPITAL CO., LTD.

By:	/s/ Weiguo Shen

Name:	Weiguo Shen
Title: